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                                                                    EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

     As independent public accountants, we hereby consent to the use of our report dated April 28, 1999, on the financial statements of Gem Engineering Co., Inc. as of and for the year ended December 31, 1998 included in this Form 8-K of Quanta Services, Inc. It should be noted that we have not audited any financial statements of Gem Engineering Co., Inc. subsequent to April 28, 1999 or performed any audit procedures subsequent to the date of our report.



Jerry T. Paul
Certified Public Accountant




Houston, Texas
November 12, 1999